UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2009

Alternative Construction Technologies, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

333-128191	20-1776133
(Commission File Number)	(IRS Employer Identification No.)

2910 Bush Drive. Melbourne, Florida	32935
(Address of Principal Executive Offices)	(Zip Code)

(800) 859-8813
Registrant’s telephone number, including area code

(Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On February 3, 2009 Daniel McLaughlin, a representative of Glenwood Capital, LLC, was appointed by the United States District Court, Southern District of New York as Collateral Agent to oversee all the collateralized assets of the Company.  Reference is made to the Court’s order which is attached hereto.

As Collateral Agent, Mr. McLaughlin, was granted authority by the Court, until such time a hearing of the merits of the Company’s affirmative defenses and counterclaim against Roswell Capital Partners, LLC, etal., or further order by the Court, to, among other things, dispose of the Collateral as appropriate to pay ongoing and necessary expenses associated with the operation and development of the Company’s business.

While the Company’s management continues to attempt to develop the Company’s business, its abilities have been impeded by the Collateral Agent, and as such, the day-to-day operation of the Company’s business has ceased.  The Collateral Agent has collected none of the accounts receivables owed the Company, and/or has refused to relinquish any cash for the necessary expenses to operate the Company’s business.

ITEM 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

    Based upon the recent retraction of its report for the Company’s  2007 Audited Financials by Liebman, Goldberg, and Drogin, LLP and the withholding of necessary funds by the Collateral Agent to engage a new audit firm, the Company has been unable to file its Form 10-K for 2008 fiscal year.  As such, the Company has failed to continue to meet its listing requirements and expects that its shares will be delisted from the OTC: Bulletin Board..

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(a)Financial Statements

Not applicable.

(b)Pro Forma Financial Information

Not applicable.

(c)Exhibits:

Preliminary Injunction Order dated February 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.

Date: March 20, 2009	By:	/s/ Michael Hawkins
Name: Michael Hawkins
Title: Director